EXHIBIT 99.1

PRESS RELEASE
NOBLE CORPORATION PLC ANNOUNCES FIRST QUARTER 2024 RESULTS
•Net Income of $95 million, Diluted Earnings Per Share of $0.66, Adjusted EBITDA of $183 million, cash provided by operating activities of $129 million, and Free Cash Flow of $(38) million.
•2024 major projects tracking on schedule ahead of key contract commencements in Q2 and Q3.
•Full year 2024 guidance maintained.
SUGAR LAND, TEXAS, May 6, 2024 - Noble Corporation plc (NYSE: NE, CSE: NOBLE, “Noble”, or the “Company”) today reported first quarter 2024 results.

	Three Months Ended
(in millions, except per share amounts)	March 31, 2024	March 31, 2023	December 31, 2023
Total Revenue	$637	$610	$643
Contract Drilling Services Revenue	612	575	609
Net Income (Loss)	95	108	150
Adjusted EBITDA*	183	138	201
Adjusted Net Income (Loss)*	66	27	56
Basic Earnings (Loss) Per Share	0.67	0.80	1.06
Diluted Earnings (Loss) Per Share	0.66	0.74	1.03
Adjusted Diluted Earnings (Loss) Per Share*	0.45	0.19	0.39

* A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release.
Robert W. Eifler, President and Chief Executive Officer of Noble Corporation plc, stated “Our first quarter results reflect continued strong operational performance in a rising market, resulting in a 32% improvement in Adjusted EBITDA compared to a year ago. Following the short-term slow down in deepwater contracting activity during late 2023, first quarter contracting momentum for 7G rigs has been back on trend for this up-cycle, with a significant pipeline of contracts due to come to market this year for 2025 and 2026 project commencements. With a highly successful integration now behind us, I’d like to thank all Noble employees worldwide for continuing to deliver uncompromising service excellence on behalf of our customers.”
First Quarter Results
Contract drilling services revenue for the first quarter of 2024 totaled $612 million compared to $609 million in the fourth quarter of 2023, with the sequential increase driven by utilization. Marketed fleet utilization was 72% in the three months ended March 31, 2024, compared to 68% in the previous quarter. Contract drilling services costs for the first quarter of 2024 were $390 million, up from $374 million the fourth quarter of 2023, with elevated contract preparation and mobilization expenses preceding several pending contract commencements. Net income decreased to $95 million in the first quarter of 2024, down from $150 million in the fourth quarter of 2023, and Adjusted EBITDA decreased to $183 million in the first quarter of 2024, down from $201 million in the fourth quarter of 2023. Net cash provided by operating activities in the first quarter of 2024 was $129 million, capital expenditures were $167 million, and free cash flow (non-GAAP) was $(38) million.

Balance Sheet and Capital Allocation
The Company's balance sheet as of March 31, 2024, reflected total debt principal value of $600 million and cash (and cash equivalents) of $212 million. Today, Noble’s Board of Directors approved an interim dividend of $0.40 per share in the second quarter of 2024. This dividend is to be expected to be paid on June 27, 2024, to shareholders of record at close of business on June 6, 2024. The Company intends to continue to pay dividends on a quarterly basis, and the second quarter dividend represents $1.60 on an annualized basis. Future quarterly dividends and other shareholder returns will be subject to, amongst other things, approval by the Board of Directors and may be modified as market conditions dictate.
Operating Highlights and Backlog
Noble's marketed fleet of sixteen floaters was 76% contracted through the first quarter, compared with 75% in the prior quarter. Industry utilization has stabilized over the past year, with mid-90%s contracted utilization of the marketed fleet of ultra-deepwater floaters. Leading edge dayrates for tier-1 drillships are now approaching or eclipsing $500,000 per day, with discounts applicable for longer term duration fixtures as well as for lower specification sixth generation floaters. Within the latter category, Noble’s two Globetrotter drillships and the Noble Developer continue to have limited backlog presently and are being actively marketed for 2024 and 2025 opportunities.
Utilization of Noble's thirteen marketed jackups improved to 67% in the first quarter, up from 61% utilization during the prior quarter. While the international jackup market is presently digesting a release of several rigs from the Middle East, this dynamic has not impacted the North Sea and Norway markets where Noble’s jackup fleet in primarily concentrated. Leading edge harsh environment jackup dayrates are in the mid $200,000s per day in Norway and $130,000 to $150,000 per day in other North Sea.
Subsequent to last quarter’s earnings press release, new contracts for Noble’s fleet with total contract value of approximately $215 million (including mobilization payments) include the following:
•Noble Venturer was awarded a three well contract for an estimated 150 days with Trident Energy in Equatorial Guinea expected to commence in June 2024. Additionally, the Noble Venturer was awarded two wells, plus options, with Rhino Resources in Namibia at a dayrate of $410,000, excluding additional fees for MPD services, mobilization, and demobilization fees. These new contracts are scheduled to follow in direct continuation of the rig’s current contract with Tullow which we expect will conclude early due in part to drilling efficiency outperformance.
•Noble Viking was awarded three wells (plus one well option) with Prime Energy in the Philippines at a dayrate of $499,000, excluding additional fees for MPD services, mobilization, and demobilization fees.
•Noble Voyager was awarded a one well option exercised by Petronas in Suriname for a minimum term of 60 days at a dayrate of $470,000.
•Noble Innovator was awarded a one well extension with BP in the UK at a dayrate of $145,000. Two well-based options remain under the contract.
Noble's backlog as of May 6, 2024, stands at $4.4 billion.

Outlook
For the full year 2024, Noble is maintaining guidance as follows: Total revenue in a range of $2,550 to $2,700 million, Adjusted EBITDA in a range of $925 to $1,025 million, and capital additions (net of reimbursements) in a range of $400 to $440 million.
Commenting on Noble’s outlook, Mr. Eifler stated, “Offshore drilling fundamentals, especially for high-spec floaters, remain supportive of a continuing multi-year uptrend in both dayrates and average term duration, while near-term white space for lower-spec units persists as a 2024 headwind. Our outlook for an earnings and cash flow inflection in the second half of this year is well supported by several meaningful contract startups that are on schedule to commence over the next several months. As Noble progresses into this next stage of earnings growth, we will remain committed to returning the significant majority of free cash flow to shareholders via dividends and share repurchases”.
Due to the forward-looking nature of Adjusted EBITDA, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure. Accordingly, the Company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort. The unavailable information could have a significant effect on Noble’s full year 2024 GAAP financial results.
Conference Call
Noble will host a conference call related to its first quarter 2024 results on Tuesday, May 7th, 2024, at 8:00 a.m. U.S. Central Time. Interested parties may dial +1 929-203-0901 and refer to conference ID 31391 approximately 15 minutes prior to the scheduled start time. Additionally, a live webcast link will be available on the Investor Relations section of the Company’s website. A webcast replay will be accessible for a limited time following the call.
For additional information, visit www.noblecorp.com or email investors@noblecorp.com.
Contact Noble Corporation plc
Ian Macpherson
Vice President - Investor Relations
+1 713-239-6507
imacpherson@noblecorp.com
About Noble Corporation plc
Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide. Additional information on Noble is available at www.noblecorp.com.
Dividend Details
Dividends payable to Noble shareholders will generally be paid in U.S. dollars (USD). However, holders of shares in the form of share entitlements admitted to trading on NASDAQ Copenhagen will receive an equivalent dividend payment in Danish krone (DKK) as determined by the exchange rate on a specified date. The holders of such share entitlements bear the risk of fluctuations in USD and DKK exchange rates.
Forward-looking Statements
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended. All statements other than statements of historical facts included in this communication are forward looking statements, including those regarding future guidance, including revenue, adjusted EBITDA, the offshore drilling market and demand fundamentals, realization and timing of integration synergies, related costs to achieve, free cash flow expectations, capital expenditure, capital additions, capital allocation expectations including planned dividend and share repurchases, contract backlog, rig demand, expected future contracts, anticipated contract start dates, major project schedules, dayrates and duration, fleet condition and utilization, and 2024 financial guidance. Forward-looking statements involve risks, uncertainties and assumptions, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. When used in this communication, or in the documents incorporated by reference, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “shall,” “target,” “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. Risks and uncertainties include, but are not limited to, those detailed in Noble’s most recent Annual Report on Form 10-K, Quarterly Reports Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us. With respect to our capital allocation policy, distributions to shareholders in the form of either dividends or share buybacks are subject to the Board of Directors’ assessment of factors such as business development, growth strategy, current leverage and financing needs. There can be no assurance that a dividend will be declared or continued.

NOBLE CORPORATION plc AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Operating revenues
Contract drilling services	$612,425	$575,290
Reimbursables and other	24,659	34,764
	637,084	610,054
Operating costs and expenses
Contract drilling services	389,867	361,789
Reimbursables	17,680	26,006
Depreciation and amortization	86,698	69,942
General and administrative	25,961	30,037
Merger and integration costs	9,331	11,631
Hurricane losses and (recoveries), net	—	3,544
	529,537	502,949
Operating income (loss)	107,547	107,105
Other income (expense)
Interest expense, net of amounts capitalized	(17,544)	(16,872)
Interest income and other, net	(4,735)	2,026
Income (loss) before income taxes	85,268	92,259
Income tax benefit (provision)	10,213	15,804
Net income (loss)	$95,481	$108,063
Per share data
Basic:
Net income (loss)	$0.67	$0.80
Diluted:
Net income (loss)	$0.66	$0.74

NOBLE CORPORATION plc AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$212,467	$360,794
Accounts receivable, net	590,226	548,844
Prepaid expenses and other current assets	168,377	152,110
Total current assets	971,070	1,061,748
Intangible assets	7,367	10,128
Property and equipment, at cost	4,707,614	4,591,936
Accumulated depreciation	(552,511)	(467,600)
Property and equipment, net	4,155,103	4,124,336
Other assets	302,611	311,225
Total assets	$5,436,151	$5,507,437
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$365,982	$395,165
Accrued payroll and related costs	61,872	97,313
Other current liabilities	175,521	149,202
Total current liabilities	603,375	641,680
Long-term debt	586,622	586,203
Other liabilities	305,382	307,451
Noncurrent contract liabilities	27,749	50,863
Total liabilities	1,523,128	1,586,197
Commitments and contingencies
Total shareholders’ equity	3,913,023	3,921,240
Total liabilities and equity	$5,436,151	$5,507,437

NOBLE CORPORATION plc AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$95,481	$108,063
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation and amortization	86,698	69,942
Amortization of intangible assets and contract liabilities, net	(20,353)	(53,728)
Changes in components of working capital and other operating activities	(33,137)	(187,357)
Net cash provided by (used in) operating activities	128,689	(63,080)
Cash flows from investing activities
Capital expenditures	(166,610)	(62,734)
Net cash provided by (used in) investing activities	(166,610)	(62,734)
Cash flows from financing activities
Repayments of debt	—	(152,215)
Warrants exercised	6	21
Share repurchases	—	(10,000)
Dividend payments	(59,418)	—
Taxes withheld on employee stock transactions	(53,431)	(8,327)
Net cash provided by (used in) financing activities	(112,843)	(170,521)
Net increase (decrease) in cash, cash equivalents and restricted cash	(150,764)	(296,335)
Cash, cash equivalents and restricted cash, beginning of period	367,745	485,707
Cash, cash equivalents and restricted cash, end of period	$216,981	$189,372

NOBLE CORPORATION plc AND SUBSIDIARIES
OPERATIONAL INFORMATION
(Unaudited)

	Average Rig Utilization
	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Floaters	64%	63%	77%
Jackups	67%	61%	70%
Total	65%	62%	74%

	Operating Days
	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Floaters	1,101	1,101	1,314
Jackups	794	785	877
Total	1,895	1,886	2,191

	Average Dayrates
	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Floaters	$433,608	$437,827	$331,705
Jackups	144,187	147,954	97,940
Total	$312,502	$317,150	$238,130

Note: utilization statistics include all marketed and cold stacked rigs, including the Noble Explorer.

NOBLE CORPORATION plc AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE
(In thousands, except per share amounts)
(Unaudited)

The following tables presents the computation of basic and diluted income (loss) per share:

	Three Months Ended March 31,
	2024	2023
Numerator:
Net income (loss)	$95,481	$108,063
Denominator:
Weighted average shares outstanding - basic	141,954	134,751
Dilutive effect of share-based awards	1,574	3,271
Dilutive effect of warrants	1,703	7,971
Weighted average shares outstanding - diluted	145,231	145,993
Per share data
Basic:
Net income (loss)	$0.67	$0.80
Diluted:
Net income (loss)	$0.66	$0.74

NOBLE CORPORATION plc AND SUBSIDIARIES
NON-GAAP MEASURES AND RECONCILIATION
Certain non-GAAP measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.
The Company defines “Adjusted EBITDA” as net income (loss) adjusted for interest expense, net of amounts capitalized; interest income and other, net; income tax benefit (provision); and depreciation and amortization expense, as well as, if applicable, gain (loss) on extinguishment of debt, net; losses on economic impairments; amortization of intangible assets and contract liabilities, net; restructuring and similar charges; costs related to mergers and integrations; and certain other infrequent operational events. We believe that the Adjusted EBITDA measure provides greater transparency of our core operating performance. We prepare Adjusted Net Income (Loss) by eliminating from Net Income (Loss) the impact of a number of non-recurring items we do not consider indicative of our on-going performance. We prepare Adjusted Diluted Earnings (Loss) per Share by eliminating from Diluted Earnings per Share the impact of a number of non-recurring items we do not consider indicative of our on-going performance. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends that could otherwise be masked by the effect of the non-recurring items we exclude in the measure.
The Company also discloses free cash flow as a non-GAAP liquidity measure. Free cash flow is calculated as Net cash provided by (used in) operating activities less cash paid for capital expenditures. We believe Free Cash Flow is useful to investors because it measures our ability to generate or use cash. Once business needs and obligations are met, this cash can be used to reinvest in the company for future growth or to return to shareholders through dividend payments or share repurchases.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management team for financial and operational decision-making. We are presenting these non-GAAP financial measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
These non-GAAP adjusted measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling costs, contract drilling margin, average daily revenue, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. Please see the following non-GAAP Financial Measures and Reconciliations for a complete description of the adjustments.

NOBLE CORPORATION plc AND SUBSIDIARIES
NON-GAAP MEASURES AND RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Adjusted EBITDA
	Three Months Ended March 31,		Three Months Ended
	2024	2023	December 31, 2023
Net income (loss)	$95,481	$108,063	$149,700
Income tax (benefit) provision	(10,213)	(15,804)	(4,843)
Interest expense, net of amounts capitalized	17,544	16,872	14,600
Interest income and other, net	4,735	(2,026)	(1,777)
Depreciation and amortization	86,698	69,942	82,933
Amortization of intangible assets and contract liabilities, net	(20,353)	(53,728)	(11,236)
Merger and integration costs	9,331	11,631	13,286
Hurricane losses and (recoveries), net	—	3,544	(41,823)
Adjusted EBITDA	$183,223	$138,494	$200,840

Reconciliation of Income Tax Benefit (Provision)
	Three Months Ended March 31,		Three Months Ended
	2024	2023	December 31, 2023
Income tax benefit (provision)	$10,213	$15,804	$4,843
Adjustments
Amortization of intangible assets and contract liabilities, net	58	3,501	6,508
Discrete tax items	(18,528)	(45,631)	(60,116)
Total Adjustments	(18,470)	(42,130)	(53,608)
Adjusted income tax benefit (provision)	$(8,257)	$(26,326)	$(48,765)

NOBLE CORPORATION plc AND SUBSIDIARIES
NON-GAAP MEASURES AND RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Net Income (Loss)
	Three Months Ended March 31,		Three Months Ended
	2024	2023	December 31, 2023
Net income (loss)	$95,481	$108,063	$149,700
Adjustments
Amortization of intangible assets and contract liabilities, net	(20,295)	(50,227)	(4,728)
Merger and integration costs	9,331	11,631	13,286
Hurricane losses and (recoveries), net	—	3,544	(41,823)
Discrete tax items	(18,528)	(45,631)	(60,116)
Total Adjustments	(29,492)	(80,683)	(93,381)
Adjusted net income (loss)	$65,989	$27,380	$56,319

Reconciliation of Diluted EPS
	Three Months Ended March 31,		Three Months Ended
	2024	2023	December 31, 2023
Unadjusted diluted EPS	$0.66	$0.74	$1.03
Adjustments
Amortization of intangible assets and contract liabilities, net	(0.14)	(0.34)	(0.03)
Merger and integration costs	0.06	0.08	0.09
Hurricane losses and (recoveries), net	—	0.02	(0.29)
Discrete tax items	(0.13)	(0.31)	(0.41)
Total Adjustments	(0.21)	(0.55)	(0.64)
Adjusted diluted EPS	$0.45	$0.19	$0.39

Reconciliation of Free Cash Flow
	Three Months Ended March 31,		Three Months Ended
	2024	2023	December 31, 2023
Net cash provided by (used in) operating activities	$128,689	$(63,080)	$287,489
Capital expenditures, net of proceeds from insurance claims	(166,610)	(62,734)	(122,641)
Free cash flow	$(37,921)	$(125,814)	$164,848